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                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                   9 1/2% SENIOR SUBORDINATED NOTES DUE 2011
                                       OF
                            AMC ENTERTAINMENT, INC.
    As set forth in the Prospectus dated April 5, 1999 (as the same may be amended from time to time, the "Prospectus") of AMC Entertainment, Inc. (the "Company") under the caption "The Exchange Offer--Guaranteed Delivery Procedures," and in the accompanying Letter of Transmittal (the "Letter of Transmittal") and Instruction 2 thereto, this form, or one substantially equivalent, must be used to tender any of the Company's outstanding 9 1/2% Senior Subordinated Notes due 2011 (the "Initial Notes") pursuant to the Exchange Offer, if (i) the Initial Notes to be tendered, a Holder's Letter of Transmittal or other required documents cannot be delivered to the Exchange Agent prior to the Expiration Date with respect to the Exchange Offer or (ii) the procedures for book-entry transfer cannot be completed prior to the Expiration Date. This form may be delivered by an Eligible Institution by mail or hand delivery or transmitted, via facsimile, to the Exchange Agent as set forth below.

    Terms not otherwise defined herein shall have their respective meanings as set forth in the Prospectus.

    ------------------------------------------------------------------------
    THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MAY
    10, 1999, UNLESS EXTENDED OR TERMINATED (THE "EXPIRATION
             DATE"). TENDERS OF INITIAL NOTES MAY BE WITHDRAWN AT
             ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON
             THE EXPIRATION DATE.
--------------------------------------------------------------------------------

                               The Exchange Agent

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          BY MAIL:                 BY FACSIMILE:            BY HAND OR OVERNIGHT
                                                                  COURIER:
The Bank of New York          (212) 815-6339            The Bank of New York
101 Barclay Street, 7 East                              101 Barclay Street, 7 East
New York, New York 10286      Confirm by Telephone:     New York, New York 10286
Attention:  Diane Amoroso                               Attention:  Diane Amoroso
Reorganization Section        (212) 815-3750            Reorganization Section
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    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

LADIES AND GENTLEMEN:

    The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Initial Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures."

    The undersigned hereby represents and warrants that the undersigned has full power and authority to tender the Initial Notes. The undersigned will, upon request, execute and deliver any additional documents
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deemed by the Exchange Agent or the Company to be necessary or desirable for the perfection of the undersigned's tender.

    The undersigned understands that tenders of Initial Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. Tenders may be withdrawn in accordance with the procedures set forth in the Prospectus. The undersigned authorizes the Exchange Agent to deliver this Notice of Guaranteed Delivery to the Company and the Trustee as evidence of the undersigned's tender of Initial Notes.

    All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                            PLEASE SIGN AND COMPLETE

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Signatures of Registered Holder(s) or                     Date: --------------------------------------

Authorized Signatory: ------------------------            Address: -----------------------------------

--------------------------------------------              --------------------------------------------

Name(s) of Registered Holder(s):                          Area Code and Telephone No.:

--------------------------------------------              --------------------------------------------

Principal Amount of Notes Tendered:                       If Notes will be delivered by book-entry transfer,
                                                          complete the following:

--------------------------------------------              Depository Account No. ----------------------
Certificate No.(s) of Notes (if available):

--------------------------------------------

--------------------------------------------
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 This Notice of Guaranteed Delivery must be signed by the Holder(s) exactly as their names appear on certificates for Initial Notes or on a security position listing as the owner of Initial Notes, or by person(s) authorized to become Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under "Capacity" and submit evidence satisfactory to the Company of such person's authority to so act.

                      Please print name(s) and address(es)
 Name(s): _____________________________________________________________________
 ______________________________________________________________________________
 Capacity:_____________________________________________________________________
 ______________________________________________________________________________
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 Address(es):__________________________________________________________________
 ______________________________________________________________________________

 Do not send Initial Notes with this form. Initial notes should be sent to the Exchange Agent, together with a properly completed and validly executed Letter of Transmittal and any other related documents.
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                                               GUARANTEE
                    (Not to be used for signature guarantee)
 The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby (a) represents that each holder of Initial Notes on whose behalf this tender is being made "own(s)" the Initial Notes covered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended,
 (b) represents that such tender of Initial Notes complies with such Rule 14e-4, and (c) guarantees that, within three business days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with certificates representing the Initial Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Initial Notes into the Exchange Agent's account at a Book-Entry Transfer Facility, pursuant to the procedure for book-entry transfer set forth in the Prospectus under the caption "The Exchange Offer--Book-Entry Transfer"), and any other required documents will be deposited by the undersigned with the Exchange Agent at its address set forth above.

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Name of Firm: -----------------------------                  -------------------------------------------
                                                                         Authorized Signature
Address: ----------------------------------

-------------------------------------------             Name: ------------------------------------

Area Code and Telephone No.: --------------             Title: -------------------------------------

                                                        Date: -------------------------------------
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